EXHIBIT 10.1

THE SHARES REPRESENTED BY THIS CONVERTIBLE NOTE AND THE CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

SECURED NOTE

$54,945.00

February 25, 2009

FOR VALUE RECEIVED, Ecosphere Technologies, Inc. (the “Company”), a Delaware corporation, hereby promises to pay to the order of G3PRA LLC, a Florida limited liability company (the “Holder”), at 7111 CUTTER COURT, PARKLAND FL 33067, or at such other office as Holder designates in writing to the Company, the principal sum of fifty thousand and xx/100 Dollars ($54,945.00) which amount includes interest computed at the annual rate of eighteen percent (18%). The principal  shall be due and payable six months from the date of this Note. While in default, this Note shall bear interest at the rate of 18% per annum. Payments shall be made in lawful money of the United States.  This Note is secured by the obligations under that certain Secured Line of Credit Agreement dated February 25, 2009 (the “Agreement”).  Capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement.

1. Event of Default.  In the event the Company shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or seeking appointment of a receiver, custodian, trustee or other similar official for it or for all or any substantial part of its assets; or there shall be commenced against the Company, any case, proceeding or other action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of 30 days; or there shall be commenced against the Company, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 10 days from the entry thereof; or the Company shall make an assignment for the benefit of creditors; or the Company shall be unable to, or shall admit in writing the inability to, pay its debts as they become due; or the Company shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the foregoing; then, or any time thereafter during the continuance of any of such events, the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, shall be and become immediately due and payable without notice of demand by Holder.  This note is secured by the Agreement and subject to all its provisions.

2. Prepayment.

(a) If at any time while this Note remains outstanding the Company sells the Collateral, then within 90 days of such sale, the Company must offer to use the proceeds of such sale to prepay the Holder the amount of principal outstanding plus any accrued interest on a pro-rata basis with the other holders of Notes under the Agreement. The Company acknowledges that the proceeds from the sale of the Collateral shall be held in trust for the benefit of the Holders.  Each Holder must affirmatively accept such offer or it shall be deemed rejected. Furthermore, the Holder may reject such offer and chose to exercise his conversion rights pursuant to Section 1.

(b) On at least 90-days’ prior written notice, the Company may prepay the Note and any accrued interest to the date of prepayment, subject to prior conversion.  Such an offer shall not be made with the proceeds of any Collateral, except as provided in Section 4(a).

3. Miscellaneous.

(a) All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest.

(b) This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

(c) This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date aforesaid.

By:  _________________________________

                       Patrick Haskell

Chief Executive Officer

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